EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF
GREENLIGHT CAPITAL RE, LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the period ended September 30, 2026 of Greenlight Capital Re, Ltd. (the "Issuer").

I, Gregory Richardson, the Principal Executive Officer of the Issuer, certify that to the best of my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	November 2, 2026	/s/ GREGORY RICHARDSON
Gregory Richardson Chief Executive Officer (principal executive officer)